TERMINATION AGREEMENT

          THIS TERMINATION AGREEMENT (the “Agreement”) is made and entered into effective as of December 15, 2005, by and between CYOP SYSTEMS INTERNATIONAL, INC., a Nevada corporation (the “Company”), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Investor”).

Recitals:

          WHEREAS, the Company and the Investor entered into an standby equity distribution agreement dated as of August 14, 2005 (the “Standby Equity Distribution Agreement”); a registration rights agreement dated as of August 14, 2005 (the “Registration Rights Agreement”) and an escrow agreement dated as of August 14, 2005 (the “Escrow Agreement”). (Collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, and the Escrow Agreement are referred to as the “Transaction Documents.”

          NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Termination. Each of the parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

          2. Warrant. The parties acknowledge that a warrant to purchase twenty seven million five hundred thousand (27,500,000) shares of the Company’s Common Stock was issued pursuant to the Standby Equity Distribution Agreement (the “Warrant”) and that such Warrant and all rights provided for therein shall be retained by the Investor.

          IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

CYOP SYSTEMS INTERNATIONAL, INC.

By: ______________________________________
Name Mitch White
Title: President

CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: ______________________________________
Name: Mark A. Angelo
Title: Portfolio Manager